NALCO HOLDING COMPANY AND ITS SUBSIDIARIES
MANAGEMENT INCENTIVE PLAN
(As Amended and Restated Effective May 4, 2006)

A. Purpose

The purpose of the Nalco Holding Company Management Incentive Plan (the “Plan”) is twofold: (1) to reward key managers of Nalco Holding Company and its subsidiaries (collectively the “Company”) for their performance against a number of key financial and strategic objectives, and (2) to ensure that the key managers of the Company have an opportunity to earn competitive levels of total cash compensation in accordance with the Company’s compensation philosophy of “pay for performance.”

B. Plan Year

The Management Incentive Plan is an annual plan. The term of the Plan year is on a calendar year basis, beginning on January 1 and ending on December 31 of the Plan year.

C. Effective Date and Termination

This amendment and restatement of the Plan was approved by the Nalco Holding Company Compensation Committee (the “Committee”) substantially in the form set forth herein on January 26, 2006, and, as amended, will become effective retroactively to January 1, 2006, or such later date as may be required to comply with the requirements of Section 162(m) of the Code (as defined below) when it is approved by the shareholders of the Company. The Plan will remain in effect until such time as the Committee may elect to suspend, amend, or terminate it; provided that in no event shall the Plan remain effective beyond the period for which the Plan has been approved by the shareholders pursuant to Section 162(m) of the Code.

D. Administration of the Plan

The Plan will be administered in accordance with guidelines included in this document. The Committee will have sole discretionary authority to interpret the Plan, and its determinations shall be final. Notwithstanding the foregoing, to the extent that the Committee is not comprised solely of members who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Plan shall be administered by a subcommittee of the Committee comprised of outside directors (within the meaning of Code Section 162(m)) and, in such event, references in this Plan to the Committee shall be deemed to refer to such subcommittee of the Committee.

All awards are subject to the discretion of the Committee. Subject to restrictions imposed by Code Section 162(m), the Committee has the full authority to: 1) vary, withhold, grant, or reinstate awards; 2) to vary or eliminate performance goals, targets, and metrics; and 3) to determine, calculate, and vary performance assessments. The Committee shall provide how any performance goals, targets and metrics shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction; provided, however, that no such adjustment will be made to the award of a “Covered Employee” (within the meaning of Code Section 162(m)) if the effect of such adjustment would cause the award to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

If an error is made in calculating the amount of an award, the Committee reserves the right to correct the award and to request the repayment of any such award which was paid and/or to offset the amount of any such award from any severance pay which the Company may wish to pay.

The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company the authority, subject to the terms and conditions as the Committee shall determine, to grant and administer awards to participants who are not Covered Employees.

E. Eligibility

The Committee will designate a select group of management employees to participate in the Plan for each Plan year. Employees who participate in other Company-sponsored bonus or sales incentive plans will not be eligible to participate in the Plan, with the exceptions of the Nalco Company Profit Sharing and Savings Plan and the Nalco Holding Company 2004 Stock Incentive Plan. The Committee’s designation of a manager as a participant does not require the Committee to designate the manager as a participant in any other Plan year. Employees assigned to job roles that have been designated as participating in the Plan are not automatically qualified to participate in the Plan.

F. Target Awards

No later than 90 days after the beginning of the calendar year, the Committee will assign to each participant a target award as a percentage of the base pay earned by the participant during the applicable calendar year. Where applicable, in certain countries, base salary includes 13th, 14th, and 15th month salary and other payments considered by custom as fixed earnings for the purpose of calculating awards. This includes any direct salary paid in U.S. dollars by the Company, but does not include vacation bonuses, pay in lieu of vacations, assignment allowances, or any other regular, variable or incentive compensation paid by Nalco or a subsidiary company.

The award actually earned may range from 0 to 200% of the target award depending on the degree to which specified performance goals are achieved. Total awards under the Plan in any one cycle will be reviewed by the Committee, and the Committee has the discretion to vary the Plan, including an increase or reduction in the amount of a participant’s available award (including a reduction to zero), based on any subjective or objective factors that it determines to be appropriate in its sole discretion; provided, however, in the case of a Covered Employee, the Committee may reduce (including a reduction to zero), but may not increase the amount of an available award or waive the achievement of the applicable performance goals.

G. Performance Measurements and Weights

The Committee will assign to each participant an award basis related to the individual’s responsibilities. Individual awards will depend on the attainment of any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total stockholder return. Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals.

H. Award Levels

Awards earned between target points are based on interpolation of the data. Notwithstanding any provision of the Plan or an award agreement to the contrary, in no event may an award earned by a Covered Employee with respect to any calendar year exceed $4 million.

I. Form and Timing of Payment

Following the end of the calendar year, the Committee shall determine whether and to what extent the performance goals have been attained. Amounts payable under the provisions of the Plan will be paid in cash (subject to applicable withholding requirements) as soon as practical after the end of the applicable calendar year and no later than March 15. Participants must be employed with the company on the date of payment in order to qualify for the payment of an award except for employees who have died, become disabled, or retired in the calendar year of their award. International awards will be communicated to Regional Human Resources as a percentage of the participant’s base salary to be paid in local currency.

J. Changes in Positions and Circumstances

Subject to the limitations imposed by Section 162(m) of the Code, the achieved award of participants whose eligibility for participation and/or target level of participation changed as a result of a transfer, promotion, or demotion will be calculated using the nearest whole number of months in each role or roles.

To the extent permitted under Section 162(m) of the Code, new employees who are employed by the Company will be eligible to participate in the plan effective with their start date, subject to the discretion of the Committee. The amount of the award paid will be prorated based on the number of months employed during the year.

K. Termination of Employment

If a participant is terminated prior to year-end by reason of death, disability, or retirement, the award will be based on the nearest whole number of months actively employed. If a participant is terminated prior to year-end for any reason other than death, disability, or retirement, any award paid will be subject to the sole discretion of the Committee; if a payment is made, it will be prorated based on the nearest whole number of months actively employed. No payment will be made for employees who voluntarily resign or are terminated due to performance or for cause.

L. Participant Rights

The payment of an award to an employee with respect to any one year does not guarantee the employee future employment by the Company or its subsidiaries or affiliates, nor future participation in the Plan. Employee’s rights under the Plan are not assignable.

M. Plan Changes

The Plan may be changed, modified, suspended, amended or discontinued at any time without prior notice by the Committee, in its sole discretion.

The Plan is not intended to confer contractual rights on participants.